                                                                       EXHIBIT 9

                                  June 3, 2002
                                  Supplement to
                           Offer to Purchase for Cash

                                      AIMCO

                             AIMCO PROPERTIES, L.P.
              IS OFFERING TO PURCHASE LIMITED PARTNERSHIP UNITS IN
                              SHELTER PROPERTIES V
                                       for
                            $447.00 PER UNIT IN CASH

--------------------------------------------------------------------------------
 OUR OFFER HAS BEEN EXTENDED. YOUR RIGHTS TO TENDER AND WITHDRAW YOUR UNITS WILL
                    NOW EXPIRE AT MIDNIGHT, NEW YORK TIME ON
                                  JUNE 18, 2002
--------------------------------------------------------------------------------

On May 8, 2002, we offered to purchase the limited partnership units of Shelter Properties V upon the terms and subject to the conditions of the offer to purchase of that date. This notice supplements the information contained in the original offer to purchase, modifies certain conditions and extends the offer period. We are using the same defined terms in this supplement that we used in the original offer to purchase.

WE ARE ISSUING THIS SUPPLEMENT TO YOU TO MODIFY CERTAIN CONDITIONS AND TO MAKE OTHER CLARIFYING CHANGES. WE URGE YOU TO READ THE FOLLOWING PARAGRAPHS CAREFULLY. PLEASE READ THE OFFER TO PURCHASE, TOGETHER WITH THIS SUPPLEMENT, FOR A DESCRIPTION OF OUR OFFER. QUESTIONS AND REQUESTS FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS SUPPLEMENT, THE AMENDED ACKNOWLEDGMENT AND AGREEMENT, OR THE LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT AT (888) 349-2005.

EXTENSION OF TERM

         We have extended the term or our offer. The offer was scheduled to expire on June 6, 2002, but has been extended to midnight, New York time on June 18, 2002. If you have not already done so, please remember that to accept our offer, you must complete and return the enclosed amended acknowledgement and agreement and related documents, as more fully described below, in time for us to receive it on or before midnight, New York time on June 18, 2002. As of May 31, 2002, 110 units, or .21%, had been tendered to us in response to this offer.

ELIMINATION OF "99% PRORATION RESTRICTION"

         In various places in the offer to purchase we state that, upon the terms and subject to the conditions set forth in the offer to purchase, if our purchase of any and all units validly tendered and not properly withdrawn would result in the partnership having fewer than 320 unit holders, we will purchase only 99% of the total number of units so tendered by each participating unit holder. We have provided, in the amended conditions set forth below, that we will not purchase any units in the offer, if, as a result of the consummation of the offer, there would be 320 or fewer unit holders outstanding. Therefore, we are deleting all references in the offer to purchase limiting our acceptance in this situation to 99% of the total number of units tendered.

AMENDMENTS TO CONDITIONS; ADDITIONAL CONDITION

         We are amending the first, third and eighth bullet points contained under "Section 17. Conditions to the Offer" to read as set forth below, to clarify our intent with respect to those conditions. As described above, we are adding a condition in the event there are 320 or fewer unit holders outstanding as a result of the consummation of the offer.

17.      CONDITIONS OF THE OFFER.

         Notwithstanding any other provisions of our offer, we will not be required to accept for payment and pay for any units tendered pursuant to our offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend our offer if at any time on or after the date of this offer to purchase and at or before the expiration of our offer (including any extension thereof), any of the following shall occur or may be reasonably expected to occur:

         o any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns property, including any fire, flood, natural disaster, casualty loss, or act of God that, in our reasonable judgment, are or may be materially adverse to your partnership or the value of the units to us, or we shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in our reasonable judgment, has or may have a material adverse effect on the value of your partnership or the value of the units to us; or

         o there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing price of a share of AIMCO's Class A Common Stock of more than 5.0% measured from the close on the last trading day preceding the date of this offer and the close on the last trading day preceding to the expiration of this offer, (iii) any extraordinary or material adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 25 basis point increase in LIBOR, or at least a 5.0% decrease in the price of the 10-year Treasury Bond or the 30-year Treasury Bond, or at least a 5.0% decrease in the S&P 500 Index or the Morgan Stanley REIT Index, in each case measured between the close on the last trading day preceding the date of this offer and the close on the last trading day preceding the expiration of this offer, (iv) any material adverse change in the commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (not existing on the date hereof),
               (vi) a commencement of a war, conflict, armed hostilities or other national or international calamity directly or indirectly involving the United States (not existing on the date hereof),
               (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in our reasonable judgment, a material acceleration or worsening thereof; or

         o there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge our purchase of the units, restrains, prohibits or delays the making or consummation of our offer, prohibits the performance of any of the contracts or other arrangements entered into by us (or any affiliates of ours), or seeks to obtain any material amount of damages as a result of the transactions contemplated by our offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to our offer illegal or results in a delay in our ability to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by us or any of our affiliates of the entity serving as general partner of your partnership or to remove such entity as general partner of your partnership, or seeks to impose any material limitation on our ability or the ability of any affiliate of ours to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on our ability to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by us on all matters properly presented to the limited partners, or (v) might result, in our reasonable judgment, in a material diminution in the value of your partnership or a limitation of the benefits expected to be derived by us as a result of the transactions contemplated by our offer or the value of the units to us; or

         o there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to our offer, your partnership, any general partner of your partnership, us or any affiliate of ours or your partnership, or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in our reasonable judgment, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of the immediately preceding paragraph; or

         o your partnership shall have (i) changed, or authorized a change of, the units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in our reasonable judgment, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated; or

         o a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Exchange Act) or it shall have been publicly disclosed or we shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than five percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than five percent of the units, other than acquisitions for bona fide arbitrage purposes, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation or other business combination with or involving your partnership; or

         o the offer to purchase may have an adverse effect on AIMCO's status as a REIT; or

         o we shall not have as a result of events or circumstances beyond our reasonable control adequate cash or financing commitments available to pay for the units validly tendered; or

         o there would be 320 or fewer unit holders outstanding as a result of the consummation of the offer.

         The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to such conditions or may be waived by us at any time prior to the expiration of this offer in our reasonable discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right.

REVISION OF RISK FACTOR

         The text under "Risk Factors -- Our offer price may not represent liquidation value" set forth under "Risk Factors" of the Offer to Purchase is hereby replaced in its entirety by inserting the following in lieu thereof:

         The actual proceeds obtained from liquidation are highly uncertain and could be more than our estimate. You should note in particular that we purchased 10 units on March 29, 2002 in a private purchase for $515.00 per unit. Also, units of your partnership have been purchased since January 1, 2000 in secondary markets for prices up to $736.00 per unit as reported by the American Partnership Board (see "Section 9. Background and Reasons for the Offer -- Prices on Secondary Markets") and by us in tender offers for prices up to $712.44 per unit (see "Section 9. Background and Reasons for the Offer -- Prior Tender Offers"). Accordingly, our offer price could be less than the net proceeds that you would realize upon an actual liquidation of your partnership.

ACCEPTANCE AND PAYMENT FOR UNITS

         The text contained in the second paragraph set forth under "Section 2. Acceptance and Payment for Units" of the Offer to Purchase is hereby replaced in its entirety by inserting the following in lieu thereof:

         We will, upon the terms and subject to the conditions of the offer, accept for payment and pay for units validly tendered, with appropriate adjustments to avoid purchases that would violate the agreement of limited partnership of your partnership and any relevant procedures or regulations promulgated by the general partner or applicable law. In some circumstances, we may pay you the full offer price and accept an assignment of your right to receive distributions and other payments and an irrevocable proxy in respect of the units and defer, perhaps indefinitely, the transfer of ownership of the units on the partnership books.

DETERMINATION OF OFFER PRICE

         The last sentence under "Determination of Offer Price" set forth under "Section 9. Background and Reasons for the Offer" of the Offer to Purchase is hereby replaced in its entirety by inserting the following in lieu thereof:

         Our determination of the offer price was based on our review and analysis of the foregoing information, the other financial information and the analyses concerning the partnership summarized below, and we considered the actual and pro forma operating results of the partnership.

LEGAL PROCEEDINGS

         On April 29, 2002, the Court heard oral argument on plaintiffs' motion for class certification. The Court has ordered further briefing, which is due by June 12, 2002, after which time the Court will take the matter under submission.

INCORPORATION BY REFERENCE

         We have incorporated the following document by reference to the indicated filings by AIMCO Properties, L.P. with the Securities and Exchange
Commission:

         Quarterly Report of AIMCO Properties, L.P., for the period ending March 31, 2002 filed on Form 10-Q on May 14, 2002.

         Please note that your partnership has also filed a Quarterly Report on Form 10-QSB for the period ended March 31, 2002. That report may be obtained in the manner set forth in the offer to purchase.

--------------------------------------------------------------------------------

         If you decide to accept our offer, you should complete and sign the enclosed amended acknowledgment and agreement as instructed in the letter of transmittal attached as Annex I. The signed acknowledgment and agreement and any other documents required by the letter of transmittal must be mailed or delivered to River Oaks Partnership Services, Inc., which is acting as Information Agent in connection with our offer, at one of its addresses set forth in the letter of transmittal. If you already submitted an acknowledgment and agreement and do not wish to withdraw your tender, then we will deem the terms of the amended form of the acknowledgment and agreement enclosed in this mailing to supersede the terms of the previously submitted acknowledgment and agreement. (The forms differ only in that the form enclosed herewith does not request that you acknowledge that you have "reviewed" the offering material.)

         The Acknowledgment and Agreement and any other documents required by the Letter of Transmittal should be sent or delivered by each unitholder or such unitholder's broker, dealer, bank, trust company or other nominee to the Information Agent at one of its addresses set forth below.

                     THE INFORMATION AGENT FOR THE OFFER IS:

                      RIVER OAKS PARTNERSHIP SERVICES, INC.



               By Mail:                        By Overnight Courier:                       By Hand:
             P.O. Box 2065                         111 Commerce Road                   111 Commerce Road
    S. Hackensack, N.J. 07606-2065             Carlstadt, N.J. 07072                 Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.           Attn.: Reorganization Dept.

                                         For information, please call:

       TOLL FREE: (888) 349-2005                                                 Via Facsimile: (201) 460-2889

                                     ANNEX I

                              LETTER OF TRANSMITTAL
               TO TENDER UNITS OF LIMITED PARTNERSHIP INTEREST IN
                    SHELTER PROPERTIES V (THE "PARTNERSHIP")
                        PURSUANT TO AN OFFER TO PURCHASE
       DATED MAY 8, 2002 (THE "OFFER DATE"), AS SUPPLEMENTED JUNE 3, 2002
                                       BY
                             AIMCO PROPERTIES, L.P.

--------------------------------------------------------------------------------
            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
NEW YORK TIME, ON JUNE 18, 2002, UNLESS EXTENDED (AS EXTENDED FROM TIME TO TIME,
                             THE "EXPIRATION DATE")
--------------------------------------------------------------------------------

TO PARTICIPATE IN THE OFFER, YOU MUST SEND A DULY COMPLETED AND EXECUTED COPY OF THE ENCLOSED ACKNOWLEDGMENT AND AGREEMENT AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL SO THAT SUCH DOCUMENTS ARE RECEIVED BY RIVER OAKS PARTNERSHIP SERVICES, INC., THE INFORMATION AGENT, ON OR PRIOR TO THE EXPIRATION DATE, UNLESS extended. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF THE ACKNOWLEDGMENT AND AGREEMENT OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY.

                           --------------------------

         IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR INTEREST IN THE PARTNERSHIP, PLEASE SEND IT TO THE INFORMATION
                  AGENT WITH THE ACKNOWLEDGMENT AND AGREEMENT.

                           ---------------------------

         FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THE ACKNOWLEDGMENT AND AGREEMENT, PLEASE CONTACT THE INFORMATION AGENT AT (888) 349-2005 (TOLL FREE).

                     The Information Agent for the offer is:

                      RIVER OAKS PARTNERSHIP SERVICES, INC.



               By Mail:                          By Overnight Courier:                        By Hand:
             P.O. Box 2065                         111 Commerce Road                      111 Commerce Road
    S. Hackensack, N.J. 07606-2065               Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                              Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                                     By Telephone:
                                               TOLL FREE: (888) 349-2005

                                                     By Facsimile:
                                                     (201) 460-2889


NOTE: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE ACKNOWLEDGMENT AND AGREEMENT IS COMPLETED.



                                Annex I - Page 1

Ladies and Gentlemen:

         The Signatory (the "Signatory") executing the Acknowledgment and Agreement relating to the captioned offer (the "Acknowledgment and Agreement"), which is enclosed, upon the terms and subject to the conditions set forth in the offer to purchase, hereby and thereby tenders to the Purchaser the units set forth in the box entitled "Description of Units Tendered" on the Acknowledgment and Agreement, including all interests represented by such units (collectively, the "Units"), at the consideration indicated in the offer to purchase as supplemented or amended. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in such Acknowledgment and Agreement.

         Subject to and effective upon acceptance for consideration of any of the Units tendered hereby and thereby in accordance with the terms of the offer to purchase, the Signatory hereby and thereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby and thereby that are accepted for payment pursuant to the offer to purchase, including, without limitation, (i) all of the Signatory's interest in the capital of the Partnership, and the Signatory's interest in all profits, losses and distributions of any kind to which the Signatory shall at any time be entitled in respect of his ownership of the Units, including, without limitation, distributions in the ordinary course, distributions from sales of assets, distributions upon liquidation, winding-up, or dissolution, payments in settlement of existing or future litigation, damages paid in connection with any existing or future litigation and all other distributions and payments made from and after the Expiration Date, in respect of the Units tendered by the Signatory and accepted for payment and thereby purchased by the Purchaser; (ii) all other payments, if any, due or to become due to the Signatory in respect of the Units, under or arising out of the agreement and certificate of limited partnership of the Partnership (the "Partnership Agreement"), or any agreement pursuant to which the Units were sold (the "Purchase Agreement"), whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of the Signatory's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement or Purchase Agreement or the Signatory's ownership of the Units, including, without limitation, any and all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of the Partnership; and (iv) all past, present and future claims, if any, of the Signatory whether on behalf of the Partnership, individually or on behalf of a putative class (including without limitation any claims against limited partners of the Partnership, the general partner(s) and/or any affiliates thereof) under, arising out of or related to the Partnership Agreement, the Purchase Agreement, the Signatory's status as a limited partner, the terms or conditions of thE offer to purchase, the management of the Partnership, monies loaned or advanced, services rendered to the Partnership or its partners, or any other claims arising out of OR related to the Signatory's ownership of Units in the Partnership.

         NOTWITHSTANDING ANY PROVISION IN THE PARTNERSHIP AGREEMENT OR ANY PURCHASE AGREEMENT TO THE CONTRARY, THE SIGNATORY HEREBY AND THEREBY DIRECTS EACH GENERAL PARTNER OF THE PARTNERSHIP TO MAKE ALL DISTRIBUTIONS AFTER THE PURCHASER ACCEPTS THE TENDERED UNITS FOR PAYMENT TO THE PURCHASER OR ITS DESIGNEE. Subject to and effective upon acceptance for payment of any Unit tendered hereby and thereby, the Signatory hereby requests that the Purchaser be admitted to the Partnership as a limited partner under the terms of the Partnership Agreement. Upon request, the Signatory will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and thereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part,


                                Annex I - Page 2
from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the offer to purchase, but any such transfer or assignment will not relieve the Purchaser of its obligations under the offer to purchase or prejudice the rights of tendering limited partners to receive payment for Units validly tendered and accepted for payment pursuant to the offer to purchase.

         By executing the enclosed Acknowledgment and Agreement, the Signatory represents that either (i) the Signatory is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the offer to purchase will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         The Signatory understands that a tender of Units to the Purchaser will constitute a binding agreement between the Signatory and the Purchaser upon the terms and subject to the conditions of the offer to purchase. The Signatory recognizes that under certain circumstances set forth in the offer to purchase, the Purchaser may not be required to accept for consideration any or all of the Units tendered hereby. In such event, the Signatory understands that any Acknowledgment and Agreement for Units not accepted for payment may be returned to the Signatory or destroyed by the Purchaser (or its agent). THIS TENDER IS IRREVOCABLE, EXCEPT THAT UNITS TENDERED PURSUANT TO THE OFFER TO PURCHASE MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OR ON OR AFTER JULY 8, 2002 IF UNITS VALIDLY TENDERED HAVE NOT BEEN ACCEPTED FOR PAYMENT.

         THE SIGNATORY HAS BEEN ADVISED THAT THE PURCHASER IS AN AFFILIATE OF THE GENERAL PARTNER OF THE PARTNERSHIP AND THE GENERAL PARTNER DOES NOT MAKE ANY RECOMMENDATION AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING UNITS IN THE OFFER TO PURCHASE. THE SIGNATORY HAS MADE HIS OR HER OWN DECISION TO TENDER UNITS. THE SIGNATORY ALSO REPRESENTS AND WARRANTS THAT HE OR SHE WAS ADVISED TO CONSULT AN ATTORNEY WITH RESPECT TO HIS OR HER DECISION WHETHER TO TENDER HIS/HER INTEREST(S).

         The Signatory hereby and thereby represents and warrants for the benefit of the Partnership and the Purchaser that the Signatory owns the Units tendered hereby and thereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and thereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein and therein are in compliance with all applicable laws and regulations.

         All authority herein or therein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory, and any obligations of the Signatory shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the Signatory.

         The Signatory represents and warrants that, to the extent a certificate evidencing the Units tendered hereby and thereby (the "original certificate") is not delivered by the Signatory together with the Acknowledgment and Agreement,
(i) the Signatory represents and warrants to the Purchaser that the Signatory has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units, (ii) the Signatory has caused a diligent search of its records to be taken and has been unable to locate the original certificate, (iii) if the Signatory shall find or recover the original certificate evidencing the Units, the Signatory will immediately and without consideration surrender it to the Purchaser; and (iv) the Signatory shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.


                                Annex I - Page 3

          INSTRUCTIONS FOR COMPLETING THE ACKNOWLEDGMENT AND AGREEMENT

1. REQUIREMENTS OF TENDER. To be effective, a duly completed and signed Acknowledgment and Agreement (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein before midnight, New York Time, on the Expiration Date, unless extended. To ensure receipt of the Acknowledgment and Agreement and any other required documents, it is suggested that you use overnight courier delivery or, if the Acknowledgment and Agreement and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

Our records indicate that you own the number of Units set forth in Box 2 entitled "Description of Units Tendered" on the Acknowledgment and Agreement under the column entitled "Total Number of Units Owned (#)." If you would like to tender only a portion of your Units, please so indicate in the space provided in the box.

THE METHOD OF DELIVERY OF THE ACKNOWLEDGMENT AND AGREEMENT AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2.       SIGNATURE REQUIREMENTS.

INDIVIDUAL AND JOINT OWNERS -- After carefully reading the Letter of Transmittal and completing the Acknowledgment and Agreement, to tender Units, limited partners must sign at the "X" in the Signature Box (Box 1) of the Acknowledgment and Agreement. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Acknowledgment and Agreement. NO SIGNATURE GUARANTEE ON THE ACKNOWLEDGMENT AND AGREEMENT IS REQUIRED IF THE ACKNOWLEDGMENT AND AGREEMENT IS SIGNED BY THE LIMITED PARTNER (OR BENEFICIAL OWNER IN THE CASE OF AN IRA). If any tendered Units are registered in the names of two or more joint owners, all such owners must sign the Acknowledgment and Agreement.

IRAS/ELIGIBLE INSTITUTIONS -- For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, no signature guarantee is required if Units are tendered for the account of a bank, broker, dealer, credit union, savings association, or other entity which is a member in good standing of the Securities Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity which is an "eligible guarantor institution" as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each an "Eligible Institution").

TRUSTEES, CORPORATIONS, PARTNERSHIP AND FIDUCIARIES -- Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in Box 3 in the Acknowledgment and Agreement. If the Acknowledgment and Agreement is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

3. DOCUMENTATION REQUIREMENTS. In addition to the information required to be completed on the Acknowledgment and Agreement, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.


                                Annex I - Page 4

        DECEASED OWNER (JOINT TENANT)   --   Copy of death certificate.

        DECEASED OWNER (OTHERS)         --   Copy of death certificate (see also
                                             Executor/Administrator/Guardian
                                             below).

        EXECUTOR/ADMINISTRATOR/GUARDIAN --   Copy of court appointment documents
                                             for executor or administrator; and

                                             (a) a copy of applicable provisions
                                                 of the will (title page,
                                                 executor(s)' powers, asset
                                                 distribution); or

                                             (b) estate distribution documents.

        ATTORNEY-IN-FACT                --   Current power of attorney.

        CORPORATION/PARTNERSHIP         --   Corporate resolution(s) or other
                                             evidence of authority to act.
                                             Partnerships should furnish a copy
                                             of the partnership agreement.

        TRUST/PENSION PLANS             --   Unless the trustee(s) are named in
                                             the registration, a copy of the
                                             cover page of the trust or pension
                                             plan, along with a copy of the
                                             section(s) setting forth names and
                                             powers of trustee(s) and any
                                             amendments to such sections or
                                             appointment of successor
                                             trustee(s).

4. TAX CERTIFICATIONS. The limited partner(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the limited partner(s)' taxpayer identification number ("TIN") and certify as true, under penalties of perjury, the representations in Box 6 and Box 7 of the Acknowledgment and Agreement. By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on Acknowledgment and Agreement in the box entitled "Description of Units Tendered" and the representations made in Box 6 and Box 7 of the Acknowledgment and Agreement are correct. See attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance in determining the proper TIN to give the Purchaser.

U.S. PERSONS. A limited partner that is a U.S. citizen or a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "U.S. Persons"), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box 6 and Box 7 of the Acknowledgment and Agreement.

BOX 6 - SUBSTITUTE FORM W-9.

Part (i), Taxpayer Identification Number -- Tendering limited partners must certify to the Purchaser that the TIN as printed (or corrected) on the Acknowledgment and Agreement in the box entitled "Description of Units Tendered" is correct. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the "IRS"), in addition to the limited partner being subject to backup withholding.

Part (ii), Backup Withholding -- In order to avoid 30% Federal income tax backup withholding, the tendering limited partner must certify, under penalty of perjury, that such limited partner is not subject to backup withholding. Certain limited partners (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

When determining the TIN to be furnished, please refer to the following as a guide:

Individual accounts - should reflect owner's TIN.
Joint accounts - should reflect the TIN of the owner whose name appears first. Trust accounts - should reflect the TIN assigned to the trust.
IRA custodial accounts - should reflect the TIN of the custodian (not necessary to provide).


                                Annex I - Page 5

Custodial accounts for the benefit of minors - should reflect the TIN of the minor.
Corporations, partnership or other business entities - should reflect the TIN assigned to that entity.

By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on the front of the Acknowledgment and Agreement is correct.

BOX 7 - FIRPTA AFFIDAVIT -- Section 1445 of the Code requires that each limited partner transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box 7, or be subject to withholding of tax equal to 10% of the consideration for interests purchased. Tax withheld under Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be claimed from the IRS.

FOREIGN PERSONS -- In order for a tendering limited partner who is a Foreign Person (i.e., not a U.S. Person, as defined above) to qualify as exempt from 30% backup withholding, such foreign limited partner must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Information Agent.

5. VALIDITY OF ACKNOWLEDGMENT AND AGREEMENT. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of an Acknowledgment and Agreement and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for the Acknowledgment and Agreement) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. The Acknowledgment and Agreement will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in an Acknowledgment and Agreement and will incur no liability for failure to give such notification.

6. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

7. TRANSFER TAXES. The amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the consideration unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

8. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Acknowledgment and Agreement or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Acknowledgment and Agreement in the box entitled "Description of Units Tendered," the appropriate boxes on the Acknowledgment and Agreement must be completed.



                                Annex I - Page 6

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - - Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------------------

                                              GIVE THE TAXPAYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                     NUMBER OF - -
--------------------------------------------------------------------------------

1.  An individual account                     The individual

2.  Two or more individuals                   The actual owner of the account
    (joint account)                           or, if combined Funds, the first
                                              individual on the account

3.  Husband and wife (joint account)          The actual owner of the account
                                              or, if joint funds, Either person

4.  Custodian account of a minor              The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint account)           The adult or, if the minor is the
                                              only contributor, the minor(1)

6.  Account in the name of guardian or        The ward, minor or incompetent
    committee for a designated ward, minor    person(3)
    or incompetent person(3)

7.  a.  The usual revocable savings           The grantor trustee(1)
        trust account (grantor is also
        trustee)

    b.  So-called trust account that is       The actual owner(1)
        not a legal or valid trust under
        state law

8.  Sole proprietorship account               The owner(4)

9.  A valid trust, estate or pension trust    The legal entity (Do not furnish
                                              the identifying number of the
                                              personal representative or trustee
                                              unless the legal entity itself is
                                              not designated in the account
                                              title.)(5)

10.  Corporate account                        The corporation

11.  Religious, charitable, or educational    The organization
     organization account

12.  Partnership account held in the name     The partnership
     of the business

13.  Association, club, or other tax-exempt   The organization
     organization

14.  A broker or registered nominee           The broker or nominee

15.  Account with the Department of           The public entity
     Agriculture in the name
     of a public entity (such as a State
     or local government, school district,
     or prison) that receives agricultural
     program payments

(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's or incompetent person's name and furnish such person's social security number or employer identification number.

(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.



                                Annex I - Page 7

  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                    FORM W-9

         OBTAINING A NUMBER -- If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

         PAYEES EXEMPT FROM BACKUP WITHHOLDING

         Payees specifically exempted from backup withholding on ALL payments include the following:
         - A corporation.
         - A financial institution.
         - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
         - The United States or any agency or instrumentality thereof.
         - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
         - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
         - An international organization or any agency or instrumentality thereof.
         - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
         - A real estate investment trust.
         - A common trust fund operated by a bank under section 584(a) of the Code.
         - An exempt charitable remainder trust, or a non-exempt trust described in section 4947 (a)(1).
         - An entity registered at all times under the Investment Company Act of 1940.
         - A foreign central bank of issue.
         - A futures commission merchant registered with the Commodity Futures Trading Commission.

         Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
         - Payments to nonresident aliens subject to withholding under section 1441 of the Code.
         - Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
         - Payments of patronage dividends where the amount received is not paid in money.
         - Payments made by certain foreign organizations.
         - Payments made to an appropriate nominee.
         - Section 404(k) payments made by an ESOP.

         Payments of interest not generally subject to backup withholding include the following:
         - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
         - Payments of tax exempt interest (including exempt interest dividends under section 852 of the Code).
         - Payments described in section 6049(b)(5) of the Code to nonresident aliens.
         - Payments on tax-free covenant bonds under section 1451 of the Code.
         - Payments made by certain foreign organizations.
         - Payments of mortgage interest to you.
         - Payments made to an appropriate nominee.

         Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

         Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(A), 6045, and 6050A of the Code.

         PRIVACY ACT NOTICE - - Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

         PENALTIES

         (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - - If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

         (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - - If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

         (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

          FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE
                            INTERNAL REVENUE SERVICE.

                  The Acknowledgment and Agreement and any other documents required by the Letter of Transmittal should be sent or delivered by each limited partner or such limited partner's broker, dealer, bank, trust company or other nominee to the Information Agent at one of its addresses set forth below.



                                Annex I - Page 8

                     THE INFORMATION AGENT FOR THE OFFER IS:

                      RIVER OAKS PARTNERSHIP SERVICES, INC.


                 By Mail:                       By Overnight Courier:                        By Hand:

              P.O. Box 2065                       111 Commerce Road                      111 Commerce Road
       S. Hackensack, NJ 07606-2065              Carlstadt, NJ 07072                    Carlstadt, NJ 07072
                                             Attn: Reorganization Dept.             Attn: Reorganization Dept.

              By facsimile:                                                        For information please call:

              (201) 460-2889                                                         TOLL FREE (888) 349-2005
                                                                                                Or
                                                                                          (201) 896-1900

                                Annex I - Page 9